AMENDMENT

TO THE AGENCY AGREEMENT

THIS AMENDMENT dated as of the 11th day of August 2022 (the “Amendment”) hereby amends the Global Securities Lending Agency Agreement, dated October 4, 2018, as previously amended (the “Agency Agreement”), between JPMorgan Trust I, JPMorgan Trust II, JPMorgan Trust IV, J.P. Morgan Fleming Mutual Fund Group, Inc., J.P. Morgan Mutual Fund Investment Trust, JPMorgan Institutional Trust, JPMorgan Insurance Trust, and Undiscovered Managers Funds (each, a “Trust”, and, collectively, the “Trusts”), each a registered management investment company organized and existing under the laws of Delaware, Massachusetts, or Maryland, each on behalf of their series portfolios listed as corresponding to such Trust’s name on Exhibit A severally and not jointly, (each series portfolio, a “Lender” and collectively, the “Lenders”) and Citibank, N.A. (“Agent”) (collectively, the “Parties”). All capitalized terms used but not defined herein shall have the meaning given to them in the Agency Agreement.

WHEREAS, the Parties wishes to amend the Agency Agreement to remove JPMorgan Trust III as a party to the Agreement;

WHEREAS, the Parties desire to amend Schedule A to the Rider as set forth herein: and,

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.	JPMorgan Trust III is hereby removed as a party to the Agreement, effective retroactively as of September 26, 2019.

2.	Exhibit A

Exhibit A to the Agency Agreement is hereby deleted in its entirety and amended with the Exhibit A attached hereto to update Lender fund names under the Agency Agreement and .

3.	Miscellaneous

(a) This Amendment supplements and further amends the Agency Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agency Agreement or any provisions of the Agency Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b) Each reference to the Agency Agreement in that document and in every other agreement, contract or instrument to which the Parties are bound, shall hereafter be construed as a reference to the Agency Agreement as previously amended and further amended by this Amendment. Except as provided in this Amendment, the provisions of the Agency Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each Party hereto.

(c) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

Citibank, N.A., as Agent	JPMorgan Trust I on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:	By:
Name:	Name:
Title:	Title:

JPMorgan Trust II on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:
Name:
Title:

JPMorgan Trust IV on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:
Name:
Title:

J.P. Morgan Fleming Mutual Fund Group, Inc. on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:
Name:
Title:

J.P. Morgan Mutual Fund Investment Trust on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:
Name:
Title:

JPMorgan Institutional Trust on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:
Name:
Title:

JPMorgan Insurance Trust on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:
Name:
Title:

Undiscovered Managers Funds on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:
Name:
Title:

Exhibit A

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

LIST OF DESIGNATED ACCOUNTS

Registered Investment Company	Fund Name	Custody Account Number(s)
J.P. Morgan Fleming Mutual Fund Group, Inc.	JPMorgan Mid Cap Value Fund	P 55368

J.P. Morgan Mutual Fund Investment Trust	JPMorgan Growth Advantage Fund	P 55987

JPMorgan Institutional Trust	JPMorgan Core Bond Trust	P 85578

JPMorgan Institutional Trust	JPMorgan Intermediate Bond Trust	P 85580

JPMorgan Insurance Trust	JPMorgan Insurance Trust Core Bond Portfolio	P 85534

JPMorgan Insurance Trust	JPMorgan Insurance Trust Global Allocation Portfolio	AGM21 / P 99136

JPMorgan Insurance Trust	JPMorgan Insurance Trust Income Builder Portfolio	AGM26 / P 99137

JPMorgan Insurance Trust	JPMorgan Insurance Trust Mid Cap Value Portfolio	P 84061

JPMorgan Insurance Trust	JPMorgan Insurance Trust Small Cap Core Portfolio	P 84005

JPMorgan Insurance Trust	JPMorgan Insurance Trust U.S. Equity Portfolio	P 85528

JPMorgan Trust I	JPMorgan California Tax Free Bond Fund	P 55552

JPMorgan Trust I	JPMorgan Corporate Bond Fund	P 13932 / P 15742 / 81570

JPMorgan Trust I	JPMorgan Diversified Fund	P 63357 / P 16989 / P 84004 / P 84003 / P 84000 / P 84001 / P 62334 / 24719 / P 62335 / P 86866

JPMorgan Trust I	JPMorgan Emerging Markets Debt Fund	24723 / P 84006

JPMorgan Trust I	JPMorgan Emerging Markets Equity Fund	24729

JPMorgan Trust I	JPMorgan Equity Focus Fund	P 14271

JPMorgan Trust I	JPMorgan Europe Dynamic Fund	24728

JPMorgan Trust I	JPMorgan Floating Rate Income Fund	11940 / P 14270

JPMorgan Trust I	JPMorgan Global Allocation Fund	35300 / P 14632 / P 13829 / 86877

JPMorgan Trust I	JPMorgan Global Bond Opportunities Fund	37198 / 37197 / P 32654

JPMorgan Trust I	JPMorgan Hedged Equity Fund	P 75526

JPMorgan Trust I	JPMorgan High Yield Municipal Fund	P 65126

JPMorgan Trust I	JPMorgan Income Builder Fund	43396 / 74296 / P 64499

JPMorgan Trust I	JPMorgan Income Fund	AEO27 / P 85465

JPMorgan Trust I	JPMorgan Intermediate Tax Free Bond Fund[1]	P 55551

JPMorgan Trust I	JPMorgan International Equity Fund	08858

JPMorgan Trust I	JPMorgan International Focus Fund	83364

JPMorgan Trust I	JPMorgan International Value Fund	24730

JPMorgan Trust I	JPMorgan Managed Income Fund	75036 / P 10752

[1]	To be renamed JPMorgan National Municipal Income Fund on or about August 15, 2022.

JPMorgan Trust I	JPMorgan Mid Cap Equity Fund	P 81548 / P 84725

JPMorgan Trust I	JPMorgan New York Tax Free Bond Fund	P 55550

JPMorgan Trust I	JPMorgan Opportunistic Equity Long/Short Fund	P 92481

JPMorgan Trust I	JPMorgan Research Market Neutral Fund	P 55815

JPMorgan Trust I	JPMorgan Short Duration Core Plus Fund	ABD53 / P 15727

JPMorgan Trust I	JPMorgan Small Cap Blend Fund	P 81384

JPMorgan Trust I	JPMorgan Small Cap Equity Fund	P 49565

JPMorgan Trust I	JPMorgan Small Cap Sustainable Leaders Fund	P 81550

JPMorgan Trust I	JPMorgan Strategic Income Opportunities Fund	51644 / P 73776 / 76755

JPMorgan Trust I	JPMorgan Tax Aware Equity Fund	P 55553

JPMorgan Trust I	JPMorgan Tax Aware Real Return Fund	P 60774

JPMorgan Trust I	JPMorgan Total Return Fund	P 73537

JPMorgan Trust I	JPMorgan U.S. Applied Data Science Value Fund	P 57631

JPMorgan Trust I	JPMorgan U.S. Equity Fund	P 55560

JPMorgan Trust I	JPMorgan U.S. GARP Equity Fund	P 57632

JPMorgan Trust I	JPMorgan U.S. Large Cap Core Plus Fund	P 61091

JPMorgan Trust I	JPMorgan U.S. Research Enhanced Equity Fund	P 55561

JPMorgan Trust I	JPMorgan U.S. Small Company Fund	P 55562

JPMorgan Trust I	JPMorgan U.S. Sustainable Leaders Fund	P 57634

JPMorgan Trust I	JPMorgan U.S. Value Fund	G 04421

JPMorgan Trust I	JPMorgan Unconstrained Debt Fund	23602 / P 12036 / 75048

JPMorgan Trust I	JPMorgan Value Advantage Fund	P 60363

JPMorgan Trust II	JPMorgan Core Bond Fund	36711 / P 85517

JPMorgan Trust II	JPMorgan Core Plus Bond Fund	38883 / P 87204

JPMorgan Trust II	JPMorgan Equity Income Fund	P 85485

JPMorgan Trust II	JPMorgan Equity Index Fund	P 85488

JPMorgan Trust II	JPMorgan Government Bond Fund	P 85520

JPMorgan Trust II	JPMorgan High Yield Fund	36759 / P 85522

JPMorgan Trust II	JPMorgan Large Cap Growth Fund	P 85483

JPMorgan Trust II	JPMorgan Large Cap Value Fund	P 85484

JPMorgan Trust II	JPMorgan Limited Duration Bond Fund	P 85514

JPMorgan Trust II	JPMorgan Mid Cap Growth Fund	P 85480

JPMorgan Trust II	JPMorgan Mortgage-Backed Securities Fund	P 85519

JPMorgan Trust II	JPMorgan Short Duration Bond Fund	P 85515

JPMorgan Trust II	JPMorgan Short-Intermediate Municipal Bond Fund	P 85504

JPMorgan Trust II	JPMorgan Small Cap Growth Fund	P 85478

JPMorgan Trust II	JPMorgan Small Cap Value Fund	P 85479

JPMorgan Trust II	JPMorgan SMID Cap Equity Fund	P 85482

JPMorgan Trust II	JPMorgan Sustainable Municipal Income Fund	P 85507

JPMorgan Trust II	JPMorgan Tax Free Bond Fund	P 85506

JPMorgan Trust IV	JPMorgan Core Focus SMA Fund	P 91675

JPMorgan Trust IV	JPMorgan Emerging Markets Research Enhanced Equity Fund	EPM58

JPMorgan Trust IV	JPMorgan Equity Premium Income Fund	P 74384

JPMorgan Trust IV	JPMorgan Hedged Equity 2 Fund	G 29315

JPMorgan Trust IV	JPMorgan Hedged Equity 3 Fund	G 29316

JPMorgan Trust IV	JPMorgan International Hedged Equity Fund	EQR71

JPMorgan Trust IV	JPMorgan Macro Opportunities Fund	ERH23

JPMorgan Trust IV	JPMorgan Preferred and Income Securities Fund	G 43972

JPMorgan Trust IV	JPMorgan Ultra-Short Municipal Fund	P 59481

Undiscovered Managers Funds	Undiscovered Managers Behavioral Value Fund	P 85326